EXHIBIT 99.10
CD INVESTMENT PARTNERS, LTD
c/o CD CAPITAL MANAGEMENT LLC
111 South Wacker Drive, Suite 3950
Chicago. Illinois 60606
(312) 803-5010
December 27, 2007
Via U.S. Mail and Hand Delivery
Meadow Valley Corporation
4602 East Thomas Road
Phoenix, Arizona 85018

Attention:	Mr. David D. Doty, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer
Re:	Notice of Submission of Stockholder Proposal to Amend Bylaws and Request for Inclusion of Proposal in Proxy Statement under Rule 14a-8 of the Securities Exchange Act of 1934, as amended
Dear Mr. Doty:
     In accordance with Article XXXIII, Section 1 and Article XXXIV of the Amended and Restated Bylaws (the “Bylaws”) of Meadow Valley Corporation, a Nevada corporation (“Meadow Valley”), CD Capital Management LLC, a Delaware limited liability company (“CD Capital”), as investment manager to CDIP (as defined below), and CD Investment Partners, Ltd., an exempted company with limited liability incorporated and an open-end investment company formed under the laws of the Cayman Islands (“CDIP”), hereby submit the stockholder proposal attached hereto as Exhibit A (the “Proposal”), for consideration at the Meadow Valley 2008 Annual Meeting of Stockholders and any adjournments or postponements thereof (the “Annual Meeting”). Furthermore, CD Capital and CDIP also hereby request that the Proposal and Supporting Statement (as defined below) be included in Meadow Valley’s proxy statement in connection with the Annual Meeting in accordance with Rule 14a-8 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended.
1.	Name and Address; Class and Number of Shares of Stock Beneficially Owned
     CD Capital acts as investment manager to CDIP, an open-end investment company. CD Capital (in the name, and for the benefit, of CDIP) maintains an account (the “Account”) in which 401,832 shares (the “Shares”) of common stock, $.01 par value, of Meadow Valley (the “Common Stock”), are held, representing approximately 7.8% of the outstanding shares of Common Stock, determined by reference to Meadow Valley’s Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2007. CD Capital, as attorney-in-fact on behalf of CDIP, has full and exclusive discretionary authority to effect acquisitions, dispositions, voting decisions and other transactions in respect of the Shares and is the beneficial owner of the Shares, as determined by Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended. The Account is maintained with Goldman Sachs, as reflected in the letter from Goldman Sachs to CD Capital attached as Exhibit B hereto. Exhibit B also contains evidence that CD Capital (in the name, and for the benefit, of CDIP) has continuously beneficially held shares of Common Stock with a value of at least $2,000 in market value or comprising at least 1% of Meadow Valley’s securities for more than one year.
     The name and address of CD Capital is CD Capital Management LLC, 111 South Wacker Drive, Suite 3950, Chicago, Illinois 60606. The name and address of CDIP is CD Investment Partners, Ltd., c/o Admiral Administration Ltd., P.O. Box 32021, SMB Anchorage Centre, 2nd Floor Harbour Drive, GeorgeTown, Grand Cayman, Cayman Islands.
2.	Representation
     CDIP is the holder of record of capital stock of Meadow Valley and is entitled to vote at the Annual Meeting and CDIP (through CD Capital) intends to appear in person or by proxy at the Annual Meeting to present the Proposal on its behalf. The undersigned further represents that CD Capital and CDIP and certain of their affiliates may deliver a proxy statement or form of proxy to the holders of at least the percentage of Meadow Valley’s outstanding capital stock entitled to approve the Proposal or otherwise to solicit proxies from stockholders in support of the Proposal.
3.	Interests Which CD Capital and CDIP May Have In Such Business
     Neither CD Capital nor CDIP has any interest in the Proposal other than the interest which it shares in common with all other owners of Common Stock.
4,	Other Information Required by the Proxy Rules
     In accordance with Rule 14a-8, the undersigned hereby represent that (i) CD Capital (in the name, and for the benefit, of CDIP) is the beneficial holder of shares of Common Stock with a value of at least $2,000 in market value and has held such shares for the one-year period prior to the date hereof, and (ii) CD Capital (in the name, and for the benefit, of CDIP) intends to hold shares of Common Stock with a value of at least $2,000 in market value through the date of the Annual Meeting.
     Exhibit A hereto includes the supporting statement of CD Capital and CDIP in favor of the Proposal (the “Supporting Statement”). The Supporting Statement describes the reasons for making the Proposal at the Annual Meeting.
     Exhibits A & B are hereby incorporated into and made a part of this letter. Accordingly, all matters disclosed in any part of this letter, including the Exhibits hereto, should be deemed disclosed for all purposes of this letter.

     Please direct any questions regarding the Proposal to the undersigned at (312) 803-5010.
[signature page follows]

CD CAPITAL MANAGEMENT LLC
By:	ZPII, L.P., its Managing Member

By:	C3 Management Inc., its General Partner

BY:	/s/ John Ziegelman
	Name:	John Ziegelman
	Title:	President

CD INVESTMENT PARTNERS LTD.
By:	CD Capital Management LLC, its
investment manager

By:	ZPII, L.P., its Managing Member

By:	C3 Management Inc., its General Partner

By:	/s/ John Ziegelman
	Name:	John Ziegelman
	Title:	President

cc:	President, Meadow Valley Corporation Corporate Secretary, Meadow Valley Corporation 4602 East Thomas Road Phoenix, Arizona 85018
[Signature page]

EXHIBIT A
Stockholder Proposal and Supporting Statement.
RESOLVED, that the Amended and Restated Bylaws of Meadow Valley Corporation be amended by inserting the following new Article XXXV at the end:
“ARTICLE XXXV
SPECIAL STOCKHOLDER MEETINGS
Notwithstanding anything to the contrary contained in these Bylaws, special meetings of the stockholders of the Corporation for any purpose permitted by law may be called at any time by written demand(s) of holders of at least 10% of the common stock issued and outstanding. Such demands shall be delivered to the Secretary of the Corporation and shall state the purpose of such meeting. Such meeting shall be held within sixty days after the receipt of such demands in the aggregate have been delivered to the Corporation and notice of such meeting shall be provided in accordance with Article V hereof. This Article XXXV may not be amended, altered or repealed in whole or in part, and no other amendment or alteration to these Bylaws may be made that adversely affects the rights of stockholders under this Article XXXV, in each case, unless holders of at least a majority of the common stock issued and outstanding approve such amendment, alteration or repeal. The Board of Directors shall not take any action that adversely affects, or is inconsistent with, the rights of stockholders under this Article XXXV.”
SUPPORTING STATEMENT:
In 2007, Meadow Valley stockholders were deprived of an important right without their consent when the Board of Directors amended the Bylaws to remove our right to call stockholder meetings. As a result, we have lost the ability to have our voice heard immediately when we think a matter is sufficiently important to merit our collective consideration. Thus, our Board, which, as of December 26, 2007, has less than an aggregate 0.4% stock ownership stake, is not quickly answerable to stockholders through the stockholder meeting process. This is critical in change in control situations where stockholders should be able to express their views through special meetings. We believe the inability of stockholders to call a meeting, as well as other amendments to the Bylaws adopted this year, result in entrenchment of the Board and management from the company’s true owners, the stockholders.
This proposal establishes a process by which holders of at least 10% of our stock may demand a special meeting be held within sixty days. We believe a 10% threshold strikes a reasonable balance between restoring stockholder rights and avoiding excessive distraction at our company.
Prominent institutional investors support a shareholder right to call special meetings.

Fidelity and Vanguard are among the mutual funds that have supported this right. The 2007 proxy voting guidelines of many public employee pension funds, including the NYC Employees Retirement System and the Connecticut Retirement Plans, favor preserving this right. Governance ratings services, such as ISS and Glass Lewis, take special meeting rights into account when assigning company ratings.
Vote YES on this proposal to re-establish the right of stockholders to call special meetings.

EXHIBIT B
LIST OF SECURITIES TRANSACTIONS

Ticker	Trade Date	Activity	Number of Shares	Price per Share ($)
MVCO	2/27/2006	PURCHASE	7,500	15.0742
MVCO	2/28/2006	PURCHASE	23,000	15.4759
MVCO	3/1/2006	PURCHASE	2,000	15.1467
MVCO	3/17/2006	PURCHASE	2,500	13.8979
MVCO	4/12/2006	PURCHASE	10,000	11.5923
MVCO	5/2/2006	PURCHASE	10,000	11.1244
MVCO	5/2/2006	PURCHASE	10,000	10.9884
MVCO	5/11/2006	PURCHASE	3,500	11.8188
MVCO	5/12/2006	PURCHASE	2,000	11.5133
MVCO	5/17/2006	PURCHASE	1,200	10.8695
MVCO	5/18/2006	PURCHASE	6,500	10.8448
MVCO	5/19/2006	PURCHASE	1,800	10.56
MVCO	6/5/2006	PURCHASE	2,355	11.3653
MVCO	6/5/2006	SALE	(299)	11.46
MVCO	6/7/2006	PURCHASE	1,200	11.1717
MVCO	6/8/2006	PURCHASE	4,000	11.1913
MVCO	6/9/2006	PURCHASE	2,000	11.093
MVCO	6/12/2006	PURCHASE	20,744	10.4407
MVCO	6/13/2006	PURCHASE	5,150	10.2801
MVCO	6/15/2006	PURCHASE	200	10.71
MVCO	6/16/2006	PURCHASE	2,392	10.9171
MVCO	6/28/2006	PURCHASE	1,000	11.11
MVCO	6/29/2006	PURCHASE	100	11.09
MVCO	6/30/2006	PURCHASE	7,000	11.3911
MVCO	7/5/2006	PURCHASE	24,000	11.5145
MVCO	7/28/2006	PURCHASE	100	10.86
MVCO	8/2/2006	PURCHASE	5,000	10.4310
MVCO	8/23/2006	PURCHASE	13,900	9.5806
MVCO	8/24/2006	PURCHASE	900	9.54
MVCO	8/25/2006	SALE	(100)	9.63
MVCO	8/29/2006	PURCHASE	1,000	9.8755
MVCO	8/31/2006	PURCHASE	4,800	9.9998
MVCO	9/1/2006	PURCHASE	2,500	10.0300
MVCO	9/13/2006	PURCHASE	1,075	10.0335
MVCO	9/14/2006	PURCHASE	1,000	9.84
MVCO	9/15/2006	PURCHASE	3,300	9.8467
MVCO	9/18/2006	PURCHASE	500	9.95
MVCO	9/19/2006	PURCHASE	6,000	9.8596
MVCO	9/20/2006	PURCHASE	5,921	10.0015
MVCO	9/22/2006	PURCHASE	3,262	10.1383
MVCO	10/02/2006	PURCHASE	1,000	9.756
MVCO	10/03/2006	PURCHASE	1,000	9.95
MVCO	10/04/2006	PURCHASE	4,000	9.9378

Ticker	Trade Date	Activity	Number of Shares	Price per Share ($)
MVCO	10/06/2006	PURCHASE	100	9.94
MVCO	10/17/2006	PURCHASE	4,900	10.8143
MVCO	10/24/2006	PURCHASE	5,000	9.8
MVCO	10/25/2006	PURCHASE	100	9.6
MVCO	10/31/2006	PURCHASE	5,300	10.6472
MVCO	11/07/2006	SALE	(1,000)	10.2248
MVCO	11/10/2006	PURCHASE	500	10.15
MVCO	11/14/2006	PURCHASE	3,508	10.096
MVCO	11/16/2006	PURCHASE	600	10.3517
MVCO	11/22/2006	PURCHASE	3,340	10.2323
MVCO	11/29/2006	PURCHASE	500	10.25
MVCO	02/12/2007	PURCHASE	5,000	12.4
MVCO	02/14/2007	PURCHASE	4,700	12.4596
MVCO	02/21/2007	PURCHASE	378	12.25
MVCO	02/28/2007	PURCHASE	100	11.85
MVCO	03/08/2007	PURCHASE	16,205	12.6652
MVCO	03/12/2007	PURCHASE	2,700	12.6733
MVCO	03/13/2007	PURCHASE	100	12.38
MVCO	03/14/2007	PURCHASE	500	12.5
MVCO	03/30/2007	PURCHASE	5,000	12.95
MVCO	04/12/2007	PURCHASE	3,479	12.95
MVCO	04/26/2007	PURCHASE	800	13.06
MVCO	05/02/2007	SALE	(100)	13.61
MVCO	05/03/2007	PURCHASE	100	13.31
MVCO	05/10/2007	PURCHASE	1,000	13
MVCO	05/11/2007	PURCHASE	5,000	12.7488
MVCO	05/11/2007	PURCHASE	1,398	12.628
MVCO	05/18/2007	PURCHASE	1,100	12.95
MVCO	05/22/2007	PURCHASE	2,800	13.0093
MVCO	05/24/2007	PURCHASE	1,000	13
MVCO	05/25/2007	PURCHASE	2,000	13.2478
MVCO	05/29/2007	PURCHASE	1,000	13.2641
MVCO	05/30/2007	PURCHASE	1,000	13.294
MVCO	05/30/2007	PURCHASE	1,800	13.282
MVCO	05/31/2007	PURCHASE	684	13.2117
MVCO	06/07/2007	PURCHASE	1,500	13.5967
MVCO	06/07/2007	PURCHASE	3,900	13.677
MVCO	06/08/2007	PURCHASE	800	13.6988
MVCO	06/13/2007	PURCHASE	1,500	13.4548
MVCO	06/15/2007	PURCHASE	2,000	13.2995
MVCO	06/15/2007	PURCHASE	5,000	13.294
MVCO	06/28/2007	SALE	(2,191)	14.0722
MVCO	06/29/2007	SALE	(2,700)	14.087
MVCO	07/12/2007	SALE	(500)	14.034
MVCO	07/19/2007	PURCHASE	5,000	13.31
MVCO	07/30/2007	PURCHASE	4,205	12.5
MVCO	08/01/2007	PURCHASE	3,106	12.5949
MVCO	08/01/2007	SALE	(1,300)	13.6385
MVCO	08/06/2007	SALE	(200)	12.785

Ticker	Trade Date	Activity	Number of Shares	Price per Share ($)
MVCO	08/10/2007	PURCHASE	2,199	12.8992
MVCO	08/14/2007	PURCHASE	400	12.65
MVCO	08/21/2007	PURCHASE	393	12.8176
MVCO	08/31/2007	SALE	(500)	13.15
MVCO	09/17/2007	SALE	(292)	12.6532
MVCO	09/18/2007	PURCHASE	1,392	12.5969
MVCO	09/26/2007	PURCHASE	2,000	11.8607
MVCO	09/27/2007	PURCHASE	100	12
MVCO	10/01/2007	PURCHASE	993	11.9001
MVCO	10/02/2007	PURCHASE	479	11.25
MVCO	10/04/2007	PURCHASE	2,050	11.6144
MVCO	10/05/2007	PURCHASE	1,500	11.8953
MVCO	10/09/2007	PURCHASE	4,500	12.3851
MVCO	10/10/2007	PURCHASE	4,300	11.7514
MVCO	10/12/2007	PURCHASE	2,198	11.9941
MVCO	10/12/2007	SALE	(100)	11.8601
MVCO	10/12/2007	SALE	(200)	11.8398
MVCO	10/17/2007	PURCHASE	10,177	12.0366
MVCO	10/18/2007	PURCHASE	1,500	11.9547
MVCO	10/19/2007	PURCHASE	2,400	11.75
MVCO	10/22/2007	PURCHASE	2,004	11.7236
MVCO	10/23/2007	PURCHASE	2,495	12.0273
MVCO	10/24/2007	PURCHASE	16,000	12.4013
MVCO	10/25/2007	PURCHASE	1,000	12.243
MVCO	11/05/2007	PURCHASE	7,010	12.5706
MVCO	11/06/2007	SALE	(200)	13.25
MVCO	11/07/2007	SALE	(200)	13.29
MVCO	11/13/2007	SALE	(200)	13.48
MVCO	11/16/2007	PURCHASE	600	12.965
MVCO	11/20/2007	SALE	(700)	12.8156
MVCO	11/28/2007	PURCHASE	1,900	12.7816
MVCO	11/30/2007	PURCHASE	17,598	12.678
MVCO	12/12/2007	PURCHASE	2,000	13.25
MVCO	12/13/2007	PURCHASE	600	12.75
MVCO	12/18/2007	PURCHASE	5,000	12.6
MVCO	12/20/2007	PURCHASE	795	12.5551
MVCO	12/21/2007	PURCHASE	4,929	12.8145

GOLDMAN SACHS LETTER TO CD CAPITAL
[GOLDMAN, SACHS & CO. LETTERHEAD]
[GOLDMAN, SACHS & CO. LOGO]
FORM OF POSITION REPORT
CD Capital Management LLC
111 South Wacker Drive
Suite 3950
Chicago, IL 60606
December 27, 2007
Sirs,
Statement of Holdings: [Security], [CUSIP 583185-10-3]: (the “Security”)
Goldman, Sachs & Co. (“GSCO”) act as prime broker, custodian and/or lender to the fund and for the account listed below (the “Fund”). This will confirm that the Securities described below were reflected on GSCO’s book and records for the accounts of the applicable Fund on the date indicated:
Account : 002-36831-4
Dates December 26, 2007
Fund Name : CD Investment Partners, LTD
Trade Date Quantity : 401,832 shares
We also confirm that at least 227,848 shares of the Securities described above were reflected on GSCO’s book and records for the accounts of the applicable Fund on each day between 12/27/2006 and 12/26/2007.
Please note that to the extent financing was extended against any of the Securities during any of the applicable time periods, standard collateral arrangements may have resulted in transfers of such Securities pursuant to GSCO’s rights as a secured creditor, in which case the applicable Fund retained a contractual right against GSCO, as applicable, for the delivery of equivalent securities, with the result that one or more of the Funds may not have had the right to vote or exercise other indicia of ownership of the Securities, and that GSCO, as applicable, may have lent, sold or otherwise used the Securities.
Yours faithfully,
/s/ Kara Saxon
Managing Director
For and on behalf of
Goldman Sachs & Co.
Please note that we accept no responsibility or liability to you or any third party in connection with the contents of this letter. The foregoing information is disclosed to you for informational purposes only and should not be relied upon by you or any third party for any other purpose. The letter is based on information that we believe to be correct, however, the information is correct only as of the date stated and would need to be reconfirmed in respect of any other date. The above information lists purchases and sales cleared by us for the accounts and the dates indicated therein, along with certain additional information. Please note however that the official statement of your transactions and securities holdings is provided to you in the form of Goldman Sachs confirmations at the time of the transaction for transactions executed through Goldman Sachs, and monthly customer statements at the end of each calendar month for all transactions cleared to your Goldman Sachs prime brokerage account. The attached is being provided at your request as a courtesy and is not an official report nor in a form customarily provided to our clients nor is it maintained in such a format by us as part of our official books and records. Goldman, Sachs & Co. has no independent regulatory requirement or duty to maintain, and the attached is not meant to be a substitute for, your or your funds’ official books and records, nor do we assume any responsibility for any regulatory compliance obligations to which you may be subject. We do not represent that this material is accurate, complete or up-to-date, nor suitable for your intended use and we do not accept liability for any losses or damages arising from your use of this information.